SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2017

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: 610-989-0340

n/a

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 6, 2017, USA Technologies, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with USAT, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Cantaloupe Systems, Inc., a Delaware corporation, (“Cantaloupe”), and Shareholder Representative Services LLC, as Stockholders’ Representative (“Stockholders’ Representative”). Pursuant to the terms of the Merger Agreement, at the effective time of the merger (“Effective Time”), Merger Sub will merge with and into Cantaloupe, and Cantaloupe will be the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger and subject to the terms and conditions of the Merger Agreement, the Company will, subject to certain adjustments, pay an amount of cash equal to $65,000,000, issue a number of shares of Company common stock (the “USAT Shares”) with a fair market value of approximately $19,810,000, and assume certain notes payable of Cantaloupe up to a maximum amount of $1,800,000 (collectively, the “Merger Consideration”), subject to certain adjustments set forth in the Merger Agreement, including with respect to the Company’s cash, indebtedness, transaction expenses  and net working capital. Subject to the terms and conditions of the Merger Agreement, (i) each share of Cantaloupe stock issued and outstanding immediately prior to the Effective Time (other than dissenting shares) (“Cantaloupe Share”) shall be converted at the Effective Time into the right to receive the consideration pertaining to such Cantaloupe Share as is set forth in the Merger Agreement, (ii) each option issued and outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and extinguished at the Effective Time and the holder thereof shall be entitled to receive the consideration pertaining to such option therefor as set forth in the Merger Agreement and no option shall be assumed by the Company in connection with the Merger, and (iii) each common stock warrant issued by Cantaloupe and outstanding immediately prior to the Effective Time shall be cancelled and extinguished at the Effective Time and the holder thereof shall be entitled to receive the consideration pertaining to such Cantaloupe warrant therefor as set forth in the Merger Agreement, and no Cantaloupe warrant shall be assumed by the Company in connection with the Merger.

An amount of USAT Shares with an assigned value of $8,661,000 pursuant to the Merger Agreement that otherwise would be payable at the Closing to the holders of Cantaloupe Shares and Cantaloupe warrants (collectively, the “Cantaloupe Equityholders”) shall be withheld by the Company and delivered to the Escrow Agent to be held in escrow by the Escrow Agent as partial security for certain indemnification obligations of the Cantaloupe Equityholders under the Merger Agreement in accordance with Article VI of the Merger Agreement. An amount equal to $300,000 that otherwise would be payable at the Closing to the Cantaloupe Equityholders shall be withheld by the Company and delivered to the Escrow Agent to be held in escrow by the Escrow Agent as a source of funds for the purpose of compensating the Company in the event of a post-closing negative adjustment to certain items, including Cantaloupe’s working capital. An amount equal to $100,000 that otherwise would be payable at the Closing to the Cantaloupe Equityholders shall be withheld by the Company and delivered to the Stockholders’ Representative to be held by the Stockholders’ Representative for the purpose of providing an expense fund for the fees and expenses of the Stockholders’ Representative, on the terms and subject to the conditions described in the Merger Agreement.

The transaction has been approved by Cantaloupe’s stockholders. The consummation of the merger is subject to customary conditions.  Subject to the satisfaction of these conditions, the Company anticipates that the Merger will close later this week.

The issuance of the USAT Shares pursuant to the Merger Agreement would qualify as a private placement offering pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Act”), and Rule 506 promulgated thereunder, and is exempt from registration under the Act. The USAT Shares would constitute restricted securities as such term is defined under Rule 144 promulgated under the Act.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated herein by reference. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement and: (i) may be intended not as statements of fact but rather as a way of allocating risk among the parties if those statements prove to be inaccurate; (ii)  may apply materiality standards that are different from what may be viewed as material to investors; and (iii) were made only as of the date of the Merger Agreement or such other dates as may be specified in the Merger Agreement and are subject to more recent developments. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the parties have exchanged, which have been omitted from the exhibit hereto pursuant to Item 601(b)(2) of Regulation S-K. Accordingly, these representations and warranties should not be relied upon as characterizations of the actual state of facts or affairs on the date they were made or at any other time.

Item 7.01.	Regulation FD Disclosure.

On November 7, 2017,  the Company issued a press release announcing its entry into the Merger Agreement as discussed in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1           Agreement and Plan of Merger, dated November 6, 2017, by and among USA Technologies, Inc., USAT, Inc., Cantaloupe Systems, Inc., and Shareholder Representative Services LLC, as Stockholders’ Representative.

99.1	Press Release dated November 7, 2017.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: November 7, 2017	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer